As filed with the Securities and Exchange Commission on November 15, 2022

Registration No. 333-268146

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Enerflex Ltd.

(Exact name of registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation or organization)	98-0457703 (I.R.S. Employer Identification No.)

Suite 904, 1331 Macleod Trail S.E.

Calgary, Alberta, Canada, T2G 0K3

(403) 387-6377

(Address, Including Zip Code, of Principal Executive Offices)

Enerflex Ltd. Amended and Restated 2013 Stock Option Plan

(Full title of plan)

Enerflex US Holdings Inc.

10815 Telge Road

Houston, Texas 77095

(281) 345-9300

(Name, address and telephone number, including area code of agent for service)

with copies to:

David Izett Enerflex Ltd. Suite 904, 1331 Macleod Trail S.E. Calgary, Alberta, Canada, T2G 0K3 (403) 387-6377	Brian Fenske Norton Rose Fulbright US LLP 1301 McKinney Street, Ste. 5100 Houston, Texas 77010 (713) 651-5151

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-268146), originally filed on November 3, 2022 (the “Registration Statement”), is being filed solely to correct an error in Exhibit 4.5 and to file the correct Exhibit 4.5. Accordingly, this Post-Effective Amendment No. 1 consists solely of the facing page, this explanatory note, the exhibit index and the signatures, and is not intended to amend or delete any part of the Registration Statement or prospectus included therein except as specifically noted herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Calgary, Alberta, on November 15, 2022.

ENERFLEX LTD.

By:	/s/ Marc E. Rossiter
Name:	Marc E. Rossiter
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to Registration Statement on S-8 has been signed below by the following persons in the capacities indicated and on the dates indicated.

Name	Title	Date
/s/ Marc E. Rossiter	President, Chief Executive Officer and Director (Principal Executive Officer)	November 15, 2022
Marc E. Rossiter

*	Senior Vice-President and Chief Financial Officer (Principal Financial Officer)	November 15, 2022
Sanjay Bishnoi

*	Director	November 15, 2022
Fernando Assing

*	Director	November 15, 2022
Maureen Cormier Jackson

*	Director	November 15, 2022
W. Byron Dunn

*	Director	November 15, 2022
James C. Gouin

*	Director	November 15, 2022
Mona Hale

*	Director	November 15, 2022
H. Stanley Marshall

*	Director	November 15, 2022
Kevin J. Reinhart

*	Director	November 15, 2022
Juan Carlos Villegas

*	Director	November 15, 2022
Michael A. Weill

*By: /s/ Marc E. Rossiter
Name: Marc E. Rossiter Title: Attorney-in-fact

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Post-Effective Amendment No. 1 to Registration Statement, solely in the capacity of the duly authorized representative in the United States of Enerflex Ltd., a Canadian corporation, in the City of Calgary, Province of Alberta, on November 15, 2022.

Authorized U.S. Representative
Enerflex US Holdings Inc.

By:	/s/ Marc E. Rossiter
	Name:	Marc E. Rossiter
	Title:	President

Exhibit Index

Exhibit	Description

4.1*	Articles of Incorporation of Enerflex Ltd. (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form F-4 filed with the Commission on March 18, 2022)

4.2*	By-Law No. 1 of Enerflex Ltd. (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form F-4 filed with the Commission on March 18, 2022)

4.3*	By-Law No. 2 of Enerflex Ltd. (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form F-4 filed with the Commission on March 18, 2022)

4.4*	Amended and Restated By-Law No. 3 of Enerflex Ltd. (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form F-4 filed with the Commission on March 18, 2022)

4.5**	Form of Specimen Common Share Certificate

5.1*	Opinion of Norton Rose Fulbright Canada LLP with respect to the legality of the securities being registered

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm

23.2*	Consent of Norton Rose Fulbright Canada LLP (included as part of Exhibit 5.1)

24.1*	Power of Attorney (included in the signature page of the Registration Statement)

99.1*	Amended and Restated 2013 Stock Option Plan of Enerflex Ltd. (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form F-4 filed with the Commission on March 18, 2022).

107.1*	Calculation of Filing Fee Tables

*	Previously filed.
**	Filed herewith.